Exhibit 99.1

Global Telecom & Technology Reports Fourth Quarter and Full Year 2011 Results

Fourth Quarter Revenue Increases 23% to $25.5 Million

EBITDA Increases 60% to $2.8 Million in the Fourth Quarter

MCLEAN, Va.--(BUSINESS WIRE)--March 21, 2012--Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a global network operator delivering managed data services to large enterprise, government and carrier customers in over 80 countries worldwide, announced today financial results for the three months and twelve months ended December 31, 2011. Highlights for the quarter and year include:

  Increased Revenue by 23.0 percent to $25.5 million in the fourth quarter as compared to $20.8 million for the fourth quarter 2010;
  Increased Revenue by 12.5 percent to $91.2 million in 2011 compared to $81.1 million in 2010;
  Increased Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”)* by 59.6 percent to $2.8 million in the fourth quarter compared to $1.7 million in the fourth quarter of 2010;
  Increased Adjusted EBITDA by 34.3 percent to $9.0 million in 2011 compared to $6.7 million in 2010.

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“The fourth quarter capped off a great year for GTT,” stated Richard D. Calder Jr., President and Chief Executive Officer. “Revenue grew 23 percent and Adjusted EBITDA grew 60 percent year-over-year.

“With an annualized revenue run-rate exceeding $100 million and an annualized Adjusted EBITDA run-rate exceeding $11 million, GTT posted very strong results in 2011. With the rapid integration of the PacketExchange acquisition, we have really begun to leverage the strength of our expanded network assets to deliver not only revenue and EBITDA growth, but also exciting new services designed to help large enterprise and wholesale clients access cloud-based services in a reliable, resilient and secure manner. GTT’s ‘Network as a Service’ allows our customers to utilize our own network capabilities combined with our 800 supplier partners to create custom ‘best of breed’ end-to-end network solutions.

“We look forward to an exciting 2012 as we continue to grow our business both organically and through acquisition, expand our network assets, and increase our penetration across our enterprise, government and wholesale channels, building increasing value in GTT.”

Conference Call Information

GTT will hold a conference call on Thursday, March 22, 2012 at 10:00 a.m. Eastern Time to discuss its results for the three months and twelve months ended December 31, 2011. To participate in the live conference call, interested parties may dial +1.800.311.6662 or +1.719.457.2651 and enter passcode 3588474. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the call replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 3588474. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is a global network operator delivering managed data services to large enterprise, government and carrier customers in over 80 countries worldwide. GTT provides customers with innovative connectivity solutions by utilizing our own network assets - linking over 100 Points of Presence across North America, Europe and Asia - and extending them through our 800 partners worldwide. Our Network as a Service proposition delivers flexible, reliable and scalable network infrastructure, capable of both public and secure private networking. We simplify network deployment by removing the complexity of multi-vendor solutions while offering the cost efficiencies of a single partner. For over 14 years GTT has provided world class project management, rapid service implementation and global 24/7 end-to-end solution monitoring and support. GTT is headquartered in the Washington, DC metro region with offices in London, Dusseldorf and Denver. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Revenue:
Telecommunications services sold	$25,549	$20,771	$91,188	$81,075

Operating expenses:
Cost of telecommunications services provided	18,034	14,381	64,198	57,022
Selling, general and administrative expenses	4,878	4,804	18,597	18,021
Restructuring costs, employee termination and non-recurring items	-	-	958	-
Depreciation and amortization	1,171	686	3,896	2,791

Total operating expenses	24,083	19,871	87,649	77,834

Operating income	1,466	900	3,539	3,241

Other income (expense):
Interest expense, net	(912)	(344)	(2,491)	(1,407)
Other income (expense), net	(141)	(81)	(218)	(368)
Total other income (expense)	(1,053)	(425)	(2,709)	(1,775)

Income before income taxes	413	475	830	1,466

Provision for income taxes	486	22	575	96

Net income	$(73)	$453	$255	$1,370

Earnings per share:
Basic	$-	$0.03	$0.01	$0.08
Diluted	$-	$0.03	$0.01	$0.08

Weighted average shares:
Basic	18,746,201	16,808,634	18,599,028	16,740,882
Diluted	18,746,201	17,031,599	18,820,380	16,971,396

Global Telecom & Technology, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	December 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$3,249	$6,562
Accounts receivable, net of allowances of $1,516 and $4,123, respectively	10,855	5,787
Deferred contract costs	1,831	536
Prepaid expenses and other current assets	2,197	1,105
Total current assets	18,132	13,990
Property and equipment, net	3,262	1,674
Intangible assets, net	11,828	5,732
Other assets	4,153	3,519
Goodwill	40,950	29,046
Total assets	$78,325	$53,961

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,457	$9,279
Accrued expenses and other current liabilities	8,325	6,831
Short-term debt	6,677	2,245
Deferred revenue	6,157	5,898
Total current liabilities	37,616	24,253
Long-term debt	21,312	12,020
Deferred revenue and other long-term liabilities	1,266	605
Total liabilities	60,194	36,878

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 18,674,860 and 17,880,254 shares issued and outstanding as of December 31, 2011 and 2010, respectively	2	2
Additional paid-in capital	62,442	61,497
Accumulated deficit	(43,874)	(44,129)
Accumulated other comprehensive loss	(439)	(287)
Total stockholders' equity	18,131	17,083
Total liabilities and stockholders' equity	$78,325	$53,961

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Operating income	$1,466	$900	$3,539	$3,241
Depreciation and amortization	1,171	686	3,896	2,791
Restructuring costs, employee termination and non-recurring items	-	-	958	-
Non-cash compensation	117	140	572	644
Adjusted EBITDA	$2,754	$1,726	$8,965	$6,676

CONTACT:
For GTT media inquiries, please contact:
Michelle Reilly, 1-703-442-5582
michelle.reilly@gt-t.net
or
For GTT investor relations inquiries, please contact:
Nazir Rostom, 1-703-442-5586
nazir.rostom@gt-t.net